UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2020

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Change Healthcare Inc. (the “Company”) understands that on June 18, 2020, (A) BCP Summit Holdings L.P. (“BCP”), a stockholder of the Company and an affiliate of certain investment funds associated with or designated by The Blackstone Group Inc. that were previously significant stockholders of the Company, entered into (i) a Margin Loan Agreement dated as of June 18, 2020 (the “BCP Loan Agreement”) with the lenders party thereto (each, a “BCP Lender”) and the administrative agent party thereto and (ii) Pledge and Security Agreements of even date, in each case between one of the BCP Lenders, as secured party (each, a “BCP Secured Party” and, collectively, the “BCP Secured Parties”) and BCP, as pledgor (the “BCP Pledge Agreements”), and (B) BFIP Summit Holdings L.P. (“BFIP” and, together with BCP, the “Borrowers”), a stockholder of the Company and an affiliate of an investment fund associated with or designated by The Blackstone Group Inc. that was previously a stockholder of the Company, entered into (i) a Margin Loan Agreement dated as of June 18, 2020 (the “BFIP Loan Agreement” and, together with the BCP Loan Agreement, the “Loan Agreements”) with the lenders party thereto (each, a “BFIP Lender” and, together with the BCP Lenders, the “Lenders”) and the administrative agent party thereto and (ii) Pledge and Security Agreements of even date, in each case between one of the BFIP Lenders, as secured party (each, a “BFIP Secured Party” and, collectively, the “BFIP Secured Parties” and, the BFIP Secured Parties together with the BCP Secured Parties, the “Secured Parties”) and BFIP, as pledgor (the “BFIP Pledge Agreements”, and collectively with the BCP Pledge Agreements, the “Pledge Agreements” and, the Pledge Agreements together with the BCP Loan Agreement and the BFIP Loan Agreement, the “Loan Documents”).

The Company also understands that pursuant to the Pledge Agreements, to secure borrowings under the Loan Agreements, the Borrowers have pledged an aggregate of 59,046,102 shares (collectively, the “Pledged Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Pledged Shares represented approximately 19.5% of the Company’s issued and outstanding Common Stock as of March 31, 2020.

The Company also understands that the Loan Agreements contain customary default provisions, and that in the event of a default under the Loan Agreements by the Borrowers, the Secured Parties may foreclose upon any and all shares of Common Stock pledged to them and may seek recourse against the Borrowers.

The Company did not independently verify the foregoing disclosure. In addition, the Company is not a party to the Loan Documents and has no obligations thereunder, but has delivered letter agreements to each of the Lenders in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to materially hinder or delay the exercise of any remedies by the Lenders under the Pledge Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name:	Loretta A. Cecil
Title:	Executive Vice President, General Counsel

Date: June 24, 2020